AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Plan” or “Agreement”) is made as of this 20th day of January, 2023 by and between UBS Series Funds (the “Trust”), a statutory trust created under the laws of the State of Delaware, on behalf of its series listed on Exhibit A attached hereto (each series, an “Acquired Fund”), and the Trust, on behalf its series listed on Exhibit A attached hereto (each series, a “Surviving Fund” and, together with the Acquired Fund, the “Funds”). Except for each Acquired Fund and Surviving Fund, no other series of the Trust are parties to this Agreement. The Trust has its principal place of business at 787 Seventh Avenue, New York NY 10019.

WHEREAS, the Trust was established on April 29, 1998 under the laws of the State of Delaware as a statutory trust under a Trust Instrument, as amended and restated from time to time, and the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, each Acquired Fund and Surviving Fund is a separate investment series of the Trust and each Acquired Fund owns securities that are the same securities in which the corresponding Surviving Fund is permitted to invest;

WHEREAS, each of the Acquired Funds and Surviving Funds is authorized to issue its shares of beneficial interest;

WHEREAS, the Funds intend this Agreement to be, and adopt it as, a plan of reorganization within the meaning of the regulations under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Trustees of the Trust, including a majority of Trustees that are not “interested persons,” as such term is defined in section 2(a)(19) of the 1940 Act, of the Trust have determined that the transactions contemplated herein are in the best interests of the Funds and that the interests of the Funds’ respective existing shareholders will not be diluted as a result.

NOW, THEREFORE, BE IT in consideration of the mutual promises herein contained and intending to be legally bound hereby, the parties hereto hereby agree to effect the transfer of all of the assets of each Acquired Fund solely in exchange for the assumption by the corresponding Surviving Fund of all of the liabilities of the Acquired Fund and shares of the Surviving Fund (“Surviving Fund Shares”) followed by the distribution, at the Closing Date (as defined in Section 14 of this Agreement), of the Surviving Fund Shares to the holders of shares of the Acquired Fund (“Acquired Fund Shares”) on the terms and conditions hereinafter set forth in liquidation of the Acquired Fund. This Agreement provides for multiple Reorganizations (as defined below) and each Reorganization between an Acquired Fund and its corresponding Surviving Fund shall be treated as if it had been the subject of a separate agreement. Each Acquired Fund and its corresponding Surviving Fund hereby covenant and agree as follows:

1.    Plan of Reorganization. At the Closing Date, the Acquired Fund shall assign, deliver and otherwise transfer all of its assets and good and marketable title thereto, and assign all of its liabilities to the Surviving Fund, free and clear of all liens, encumbrances and adverse claims except as provided in this Agreement, and the Surviving Fund shall acquire all assets, and shall assume all liabilities of the Acquired Fund, and the Surviving Fund shall deliver to the Acquired Fund a number of Surviving Fund Shares (both full and fractional) equivalent in value to the Acquired Fund Shares outstanding immediately prior to the Closing Date. Shareholders of record of the Acquired Fund at the Closing Date shall be credited with full and fractional shares of the Surviving Fund. The assets and liabilities of the Acquired Fund shall be exclusively assigned to and assumed by the Surviving Fund. All debts, liabilities, obligations and duties of the Acquired Fund, to the extent that they exist at or after the Closing Date, shall after the Closing Date attach to the Surviving Fund and may be enforced against the Surviving Fund to the same extent as if the same had been incurred by the Surviving Fund. The events outlined in this Section 1 are referred to herein collectively as the “Reorganization.”

2.    Transfer of Assets.

(a)    The assets of the Acquired Fund to be acquired by the Surviving Fund and allocated thereto shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable), as well as any claims or rights of action or rights to register shares under applicable securities laws, any books or records of the Acquired Fund and other property owned by the Acquired Fund at the Closing Date.

(b)    The Acquired Fund shall direct BNY Mellon Investment Servicing (US) Inc. (the “Transfer Agent”), on behalf of the Acquired Fund, to deliver prior to or as of the Closing Date a certificate of an authorized officer stating that its records contain the names and addresses of the holders of the Acquired Fund Shares and the number and percentage ownership of outstanding shares owned by each shareholder immediately prior to the Closing Date. The Surviving Fund shall issue and deliver a confirmation evidencing the Surviving Fund Shares to be credited at the Closing Date to the Secretary of the Acquired Fund, or provide evidence that the Surviving Fund Shares have been credited to the Acquired Fund’s account on the books of the Surviving Fund. No later than the Closing Date, each party shall deliver to the other such bill of sale, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.

3.    Calculations.

(a)    The number of full and fractional shares of the Surviving Fund to be issued in exchange for the Acquired Fund’s assets pursuant to Section 1 hereof shall be determined by multiplying the outstanding shares of the Acquired Fund by the ratio computed by dividing the net asset value per share of the Acquired Fund by the net asset value per share of the Surviving Fund at the Valuation Time, determined in accordance with Section 3(b). Shareholders of record of the Acquired Fund at the Closing Date shall be credited with full and fractional shares of the Surviving Fund.

(b)    The net asset value per share of the Surviving Fund Shares shall be the net asset value per share computed as of the time at which the Surviving Fund’s net asset value is calculated at the Valuation Time, in accordance with the valuation and Rule 2a-7 policies and procedures each as adopted by the Trust as described in the then current prospectus and statement of additional information of the Funds under the Securities Act of 1933, as amended (the “1933 Act”). For UBS Select Prime Institutional Fund and UBS Select ESG Prime Institutional Fund only, the parties shall make all computations rounded to the fourth decimal place.

4.    Final Distribution. On or as soon as practicable prior to the Closing Date, the Acquired Fund will declare and pay to its shareholders of record one or more dividends and/or other distributions, to the extent necessary, to ensure that it will have distributed all of its investment company taxable income (computed without regard to any deduction for dividends paid), realized net capital gain and net tax-exempt interest income for all taxable years ending prior to or on the Closing Date.

5.    Valuation of Assets.

(a)    The value of the assets of the Acquired Fund shall be the value of such assets computed as of the time at which the Acquired Fund’s net asset value is calculated at the Valuation Time. The net asset value of the assets of the Acquired Fund to be transferred to the Surviving Fund shall be computed by the Acquired Fund. In determining the value of the securities transferred by the Acquired Fund to the Surviving Fund, computed using the valuation procedures set forth in the then-current policies, prospectus and statement of additional information with respect to each Surviving Fund and the valuation procedures (including the procedures adopted under Rule 2a-7 under the 1940 Act) established as adopted by the Trust (the “Valuation Procedures”). For such purposes, price quotations and the security characteristics relating to establishing such quotations shall be determined by the Acquired Fund, provided that such determination shall be subject to the approval of the Surviving Fund. The Acquired Fund and the Surviving Fund agree to use all commercially reasonable efforts to resolve, prior to the Valuation Time, any material pricing differences.

(b)    Any provision in this Agreement to the contrary notwithstanding for each Acquired Fund and Surviving Fund (except UBS Select Prime Investor Fund, UBS Select ESG Prime Investor Fund, UBS Select Prime Institutional Fund and UBS Select ESG Prime Institutional Fund), if the difference between (i) the net asset value per share of either Fund computed using available market quotations (or an appropriate substitute that reflects current market conditions) and (ii) the amortized cost price per share of that Fund, computed in a manner consistent with Rule 2a-7 under the 1940 Act, equals or exceeds $0.0025 at the Valuation Time, then the Closing Date shall be postponed until such time as the per share difference is less than $0.0025.

6.    Valuation Time. The valuation time shall be as of the final calculation time of the Acquired Funds’ NAV per share on the Closing Date (the “Valuation Time”). Notwithstanding anything herein to the contrary, in the event that at the Valuation Time, (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on such exchange or elsewhere shall be disrupted so that, in the judgment of the Trust, accurate appraisal of the value of the net assets of the Acquired Fund is impracticable, the Valuation Time shall be postponed until the first business day after the day when trading shall have been fully resumed without restriction or disruption, reporting shall have been restored and accurate appraisal of the value of the net assets of the Acquired Fund is practicable.

7.    Liquidation of the Acquired Fund and Cancellation of Shares. At the Closing Date, the Acquired Fund will liquidate and the Surviving Fund Shares (both full and fractional) received by the Acquired Fund will be distributed to the shareholders of record of the Acquired Fund as of the Closing Date in exchange for their Acquired Fund Shares and in complete liquidation of the Acquired Fund. Such liquidation and distribution will be accompanied by the establishment of an open account on the share records of the Surviving Fund in the name of each shareholder of the Acquired Fund that represents the respective number of Surviving Fund Shares due such shareholder. All of the issued and outstanding shares of the Acquired Fund shall be cancelled on the books of the Trust at the Closing Date and shall thereafter represent only the right to receive Surviving Fund Shares. The Acquired Fund’s transfer books shall be closed permanently. The Trust also shall take any and all other steps as shall be necessary and proper to effect a complete termination of the Acquired Fund.

8.    Representations and Warranties of the Surviving Fund. The Surviving Fund represents and warrants to the Acquired Fund as follows:

(a)    The Surviving Fund has been duly established as a separate investment series of the Trust, which is a statutory trust duly organized and validly existing under the laws of the State of Delaware.

(b)    The Trust is registered as an investment company classified as a management company of the open-end type, and its registration with the US Securities and Exchange Commission (the “Commission”) as an investment company under the 1940 Act is in full force and effect.

(c)    The authorized capital of the Trust consists of an unlimited number of shares of beneficial interest. The shares of the Surviving Fund have been duly established and represent a fractional undivided interest in the Surviving Fund. The issued and outstanding shares of the Surviving Fund are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding options, warrants or other rights of any kind to acquire from the Trust any shares or equity interests of the Surviving Fund or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is the Trust committed to issue any share appreciation or similar rights or options, warrants, rights or securities in connection with the Surviving Fund. The Surviving Fund Shares to be issued and delivered to the Acquired Fund, for the account of the Acquired Fund’s shareholders, pursuant to the terms of this Agreement will, at the Closing Date, have been duly authorized and, when so issued and delivered, will be duly and validly issued Surviving Fund Shares, and will be fully paid and nonassessable.

(d)    The execution, delivery and performance of this Agreement by the Trust, on behalf of the Surviving Fund, and the consummation of the transactions contemplated herein have been duly and validly authorized by the Trust’s Board of Trustees and no other proceedings by the Surviving Fund are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Trust, on behalf of the Surviving Fund, and assuming due authorization, execution and delivery by the Trust, on behalf of the Acquired Fund, is a legal, valid and binding obligation of the Trust, as it relates to the Surviving Fund, enforceable in accordance with its terms subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights and to general equity principles. The Surviving Fund is not a party to or obligated under any charter, by-law, indenture or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by its executing and carrying out this Agreement.

(e)    The audited financial statements of the Surviving Fund as of April 30, 2022 are in accordance with generally accepted accounting principles consistently applied, and such statements (copies of which have been furnished to the Acquired Fund) fairly reflect the financial condition of the Surviving Fund as of such date, and there are no known contingent liabilities of the Surviving Fund as of such date not disclosed therein.

(f)    Since April 30, 2022, there has not been any material adverse change in the Surviving Fund’s financial condition, assets, liabilities, or business other than changes occurring in the ordinary course of business, or any incurrence by the Surviving Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquired Fund. For purposes of this paragraph (f), a decline in the net asset value of the Surviving Fund shall not constitute a material adverse change.

(g)    The current prospectus and statement of additional information of the Surviving Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h)    Except as otherwise disclosed in writing and accepted by the Acquired Fund, no litigation, administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Surviving Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition and the conduct of its business or the ability of the Surviving Fund to carry out the transactions contemplated by this Agreement. The Surviving Fund knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.

(i)    Except for contracts and agreements disclosed to the Acquired Fund, under which no default exists, the Surviving Fund is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license or permit of any kind or nature whatsoever with respect to the Surviving Fund.

(j)    As of the Closing Date, all material Federal and other tax returns, information returns and other tax-related reports of the Surviving Fund required by law to have been filed by such date (including extensions) shall have been filed, and all other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Surviving Fund’s knowledge, no such return is currently under audit by the Internal Revenue Service or any state or local tax authority, and no assessment has been asserted with respect to any of such returns.

(k)    For each taxable year of its operation (including with respect to the taxable year ending on the Closing Date), the Surviving Fund has met (or will meet) the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such, and has been (or will be) eligible to and has computed (or will compute) its federal income tax under Section 852 of the Code.

(l)    The Surviving Fund agrees to use all reasonable efforts to obtain any necessary approvals and authorizations required by the 1933 Act, the Securities Exchange Act of 1934 (the “1934 Act”), the 1940 Act, and such of the state Blue Sky or securities laws as it may deem appropriate in order to continue its operations after the Closing Date.

(m)    The information statement and prospectus and statement of additional information (collectively, the “Prospectus/Information Statement”) to be included in the Surviving Fund’s registration statement on Form N-14 (the “Registration Statement”) and filed in connection with this Agreement, and the documents incorporated therein by reference and any amendment or supplement thereto insofar as they relate to the Surviving Fund, each comply or will comply in all material respects with the applicable requirements of the 1933 Act, 1934 Act and the 1940 Act and the applicable rules and regulations of the Commission thereunder on the effective date of such Registration Statement. Each of the Prospectus/Information Statement, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto, insofar as it relates to the Surviving Fund, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading on the effective date of such Registration Statement; provided, however, that the Surviving Fund makes no representations or warranties as to the information contained in the Prospectus/Information Statement, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto in reliance upon and in conformity with information relating to the Acquired Fund and furnished by the Acquired Fund to the Surviving Fund specifically for use in connection with the Prospectus/Information Statement, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto.

9.    Representations and Warranties of the Acquired Fund. The Acquired Fund represents and warrants to the Surviving Fund as follows:

(a)    The Acquired Fund has been duly established as a separate investment series of the Trust, which is a statutory trust duly organized and validly existing under the laws of the State of Delaware.

(b)    The Trust is registered as an investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act is in full force and effect.

(c)    The authorized capital of the Trust consists of an unlimited number of shares of beneficial interest. The shares of the Acquired Fund have been duly established and represent a fractional undivided interest in the Acquired Fund. The issued and outstanding shares of the Acquired Fund are, and at the Closing Date will be, duly authorized, validly issued, fully paid and nonassessable. All of the issued and outstanding shares of the Acquired Fund will, at the time of the Closing Date, be held by the persons and in the amounts set forth in the records of the Transfer Agent as provided in Section 2(d). There are no outstanding options, warrants or other rights of any kind to acquire from the Trust any shares or equity interests of the Acquired Fund or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is the Trust committed to issue any share appreciation or similar rights or options, warrants, rights or securities in connection with the Acquired Fund.

(d)    The audited financial statements of the Acquired Fund as of April 30, 2022 are in accordance with generally accepted accounting principles consistently applied, and such statements (copies of which have been furnished to the Surviving Fund) fairly reflect the financial condition of the Acquired Fund as of such date, and there are no known contingent liabilities of the Acquired Fund as of such date not disclosed therein.

(e)    Since April 30, 2022, there has not been any material adverse change in the Acquired Fund’s financial condition, assets, liabilities, or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Surviving Fund. For purposes of this paragraph (e), a decline in the net asset value of the Acquired Fund shall not constitute a material adverse change.

(f)    The Acquired Fund will have, at the Closing Date, good and marketable title to, and full right, power and authority to sell, assign, transfer and deliver, the assets to be transferred to the Surviving Fund pursuant to Section 1. Upon delivery and payment for such assets, the Surviving Fund will have good and marketable title to such assets without restriction on the transfer thereof free and clear of all liens, encumbrances and adverse claims other than as disclosed to the Surviving Fund and accepted by the Surviving Fund.

(g)    The execution, delivery and performance of this Agreement by the Trust, on behalf of the Acquired Fund, and the consummation of the transactions contemplated herein have been duly and validly authorized by the Trust’s Board of Trustees and no other proceedings by the Acquired Fund are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Trust, on behalf of the Acquired Fund, and assuming due authorization, execution and delivery by the Trust, on behalf of the Surviving Fund, is a legal, valid and binding obligation of the Trust, as it relates to the Acquired Fund, enforceable in accordance with its terms subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights and to general equity principles. The Acquired Fund is not a party to or obligated under any charter, by-law, indenture or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by its executing and carrying out this Agreement.

(h)    The current prospectus and statement of additional information of the Acquired Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i)    Except as otherwise disclosed in writing and accepted by the Surviving Fund, no litigation, administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Acquired Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition and the conduct of its business or the ability of the Acquired Fund to carry out the transactions contemplated by this Agreement. The Acquired Fund knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.

(j)    Except for contracts and agreements disclosed to the Surviving Fund, under which no default exists, the Acquired Fund is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license or permit of any kind or nature whatsoever with respect to the Acquired Fund.

(k)    As of the Closing Date, all material Federal and other tax returns, information returns and other tax-related reports of the Acquired Fund required by law to have been filed by such date (including extensions) shall have been filed, and all other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Acquired Fund’s knowledge, no such return is currently under audit by the Internal Revenue Service or any state or local tax authority, and no assessment has been asserted with respect to any of such returns.

(l)    For each taxable year of its operation (including with respect to the taxable year ending on the Closing Date), the Acquired Fund has met (or will meet), the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such, and has been (or will be) eligible to and has computed (or will compute) its federal income tax under Section 852 of the Code, and before the Closing Date will have declared dividends sufficient to distribute all of its investment company taxable income, net capital gain and net tax-exempt interest income for all taxable years ending on or prior to the Closing Date.

(m)    The Prospectus/Information Statement to be included in the Registration Statement and filed in connection with this Agreement, and the documents incorporated therein by reference and any amendment or supplement thereto insofar as they relate to the Acquired Fund, each comply or will comply in all material respects with the applicable requirements of the 1933 Act, 1934 Act and the 1940 Act and the applicable rules and regulations of the Commission thereunder on the effective date of such Registration Statement. Each of the Prospectus/Information Statement, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto, insofar as it relates to the Acquired Fund, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading on the effective date of such Registration Statement; provided, however, that the Acquired Fund makes no representations or warranties as to the information contained in the Prospectus/Information Statement, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto in reliance upon and in conformity with information relating to the Surviving Fund and furnished by the Surviving Fund to the Acquired Fund specifically for use in connection with the Prospectus/Information Statement, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto.

10.    Covenants of the Surviving Fund and the Acquired Fund.

(a)    The Surviving Fund and the Acquired Fund each will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include customary dividends and distributions.

(b)    The Acquired Fund will assist the Surviving Fund in obtaining such information as the Surviving Fund reasonably requests concerning the beneficial ownership of the Acquired Fund shares.

(c)    Subject to the provisions of this Agreement, the Surviving Fund and the Acquired Fund will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the Closing Date.

(d)    As promptly as practicable, the Acquired Fund shall furnish the Surviving Fund, in such form as is reasonably satisfactory to the Surviving Fund, a statement of the earnings and profits of the Acquired Fund for federal income tax purposes, if any, that will be carried over by the Surviving Fund as a result of Section 381 of the Code.

(e)    On or as soon as practicable prior to the Closing Date, the Acquired Fund will declare and pay to its shareholders of record one or more dividends and/or other distributions so that it will have distributed all of its investment company taxable income (computed without regard to any deduction for dividends paid), realized net capital gain and net tax-exempt interest income for the current taxable year through the Closing Date.

11.    Conditions Precedent to Obligations of the Surviving Fund. The obligations of the Surviving Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by the Acquired Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

(a)    All representations and warranties of the Acquired Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. On the Closing Date, the Surviving Fund shall have received a certificate from the President or Vice President of the Acquired Fund, dated as of such date, certifying on behalf of the Acquired Fund that as of such date that the conditions set forth in this clause (a) have been met.

(b)    On the Closing Date, the Acquired Fund shall have performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by the Acquired Fund prior to or at the Closing Date and the Surviving Fund shall have received a certificate from the President or Vice President of the Acquired Fund, dated as of such date, certifying on behalf of the Acquired Fund that the conditions set forth in this clause (b) have been and continue to be, satisfied.

12.    Conditions Precedent to Obligations of the Acquired Fund. The obligations of the Acquired Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Surviving Fund of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:

(a)    All representations and warranties of the Surviving Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. On the Closing Date, the Acquired Fund shall have received a certificate from the President or Vice President of the Surviving Fund, dated as of such date, certifying on behalf of Surviving Fund that as of such date that the conditions set forth in this clause (a) have been met.

(b)    On the Closing Date, the Surviving Fund shall have performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by the Surviving Fund prior to or at the Closing Date and the Acquired Fund shall have received a certificate from the President or Vice President of the Surviving Fund, dated as of such date, certifying on behalf of the Surviving Fund that the conditions set forth in this clause (b) have been, and continue to be, satisfied.

13.    Further Conditions Precedent to Obligations of the Acquired Fund and the Surviving Fund. If any of the conditions set forth below do not exist on or before the Closing Date with respect to the Funds, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement.

(a)    The Trust’s Board of Trustees, on behalf of each of the Acquired Fund and Surviving Fund, shall have approved this Agreement.

(b)    On the Closing Date, the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, nor instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act and no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

(c)    All required consents of other parties and all other consents, orders, and permits of federal, state and local regulatory authorities (including those of the Commission and of state Blue Sky securities authorities, including any necessary “no-action” positions of and exemptive orders from such federal and state authorities) to permit consummation of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of a material adverse effect on the assets or properties of the Surviving Fund or the Acquired Fund, provided that either party hereto may for itself waive any of such conditions.

(d)    The Registration Statement shall have become effective under the 1933 Act, and no stop orders suspending the effectiveness of the Registration Statement shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

(e)    The Funds shall have received a favorable opinion of Dechert LLP addressed to the Surviving Fund and the Acquired Fund substantially to the effect that with respect to the Acquired Fund and the Surviving Fund for Federal income tax purposes:

(i)    The Reorganization will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code.

(ii)    No gain or loss will be recognized by the Acquired Fund upon the transfer of all of its assets to the Surviving Fund in exchange solely for the Surviving Fund Shares and the assumption by the Surviving Fund of all of the liabilities of the Acquired Fund or upon the distribution of the Surviving Fund Shares by the Acquired Fund to the shareholders of the Acquired Fund.

(iii)    No gain or loss will be recognized by the Surviving Fund upon the receipt of the assets of the Acquired Fund solely in exchange for the Surviving Fund Shares and the assumption by the Surviving Fund of the liabilities of the Acquired Fund.

(iv)    The tax basis of the assets of the Acquired Fund received by the Surviving Fund will be the same as the tax basis of such assets in the hands of the Acquired Fund immediately prior to the exchange.

(v)    The holding period of the assets of the Acquired Fund received by the Surviving Fund will include the period during which such assets were held by the Acquired Fund (except where investment activities of the Surviving Fund have the effect of reducing or eliminating a holding period with respect to an asset).

(vi)    No gain or loss will be recognized by the shareholders of the Acquired Fund upon the exchange of their shares of the Acquired Fund solely for the Surviving Fund Shares (including fractional shares to which they may be entitled).

(vii)    The aggregate tax basis of the Surviving Fund Shares received by each shareholder of the Acquired Fund (including fractional shares to which they may be entitled) will be the same as the aggregate tax basis of the Acquired Fund shares surrendered in exchange therefor.

(viii)    The holding period of the Surviving Fund Shares received by each shareholder of the Acquired Fund (including fractional shares to which they may be entitled) will include the holding period of the Acquired Fund shares surrendered in exchange therefor, provided that the Acquired Fund shares were held as a capital asset as of the Closing Date of the Reorganization.

No opinion will be expressed as to the effect of the Reorganization on the Acquired Fund or the Surviving Fund with respect to any asset as to which any unrealized gain or loss is required to be recognized for US federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.

Such opinion shall be based on customary assumptions, limitations and such representations as Dechert LLP may reasonably request, and the Acquired Fund and Surviving Fund will cooperate to make and certify the accuracy of such representations. Such opinion may contain such assumptions and limitations as shall be in the opinion of such counsel appropriate to render the opinions expressed therein. Notwithstanding anything herein to the contrary, neither the Surviving Fund nor the Acquired Fund may waive the conditions set forth in this Section 13(e).

14.    Closing Date of the Reorganization. The exchange of the Acquired Fund’s assets for the Surviving Fund Shares shall be effective as of close of business on January 20, 2023, or at such other time and date as fixed by the mutual consent of the parties (the “Closing Date”).

15.    Termination.

(a)    This Agreement may be terminated by the mutual agreement of the Surviving Fund and the Acquired Fund. In addition, either the Surviving Fund or the Acquired Fund may at its option terminate this Agreement at or prior to the Closing Date:

(i)     because of a material breach by the other party of any representation, warranty, covenant or agreement contained herein to be performed at or prior to the Closing Date;

(ii)     because of a condition herein expressed to be precedent to the obligations of the terminating party which has not been met and which reasonably appears will not or cannot be met; or

(iii)    if circumstances should develop that, in the good faith opinion of the Board or the President or Vice President of the Trust, make proceeding with the Agreement not in the best interests of either of the Acquired Fund’s or Surviving Fund’s shareholders.

(b)    In the event of any such termination, in the absence of willful default, there shall be no liability for damages on the part of the Acquired Fund, the Surviving Fund, the Trust, or their Trustees or officers, to the other party, but all expenses incidental to the preparation and carrying out of the Agreement shall be paid as provided hereof.

16.    Amendment. This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Funds; provided, however, that (i) no such amendment may have the effect of changing the provisions for determining the number of the Surviving Fund shares to be issued to the Acquired Fund shareholders under the Plan to the detriment of such Acquired Fund shareholders; and (ii) the Board determines that such amendment is in the best interest of shareholders of the Acquired Fund and the Surviving Fund.

17.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

18.    Notices. Any notice, report, statement or demand required or permitted by any provision of this Agreement shall be in writing and shall be deemed to have been given if delivered or mailed, first class postage prepaid, addressed to the UBS Series Funds at One North Wacker Drive, Chicago, Illinois 60606, Attention: Secretary.

19.    Fees and Expenses.

(a)    Each of the Surviving Fund and the Acquired Fund represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

(b)    Except as otherwise provided for herein, all expenses that are solely and directly related to the reorganization contemplated by this Agreement will be borne and paid by the Acquired Fund, subject to the existing contractual expense cap agreement.

20.    Headings, Counterparts, Assignment.

(a)    The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b)    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

(c)    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

(d)    The Surviving Fund and Acquired Fund agree that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties. The representations, warranties and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder.

(e)    Notice is hereby given that this Agreement is executed on behalf of the Trust by officers of such Trust as officers and not individually and that the obligations of or arising out of this Agreement with respect to the Surviving Fund and the Acquired Fund are not binding upon any of the trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property belonging to the Surviving Fund and the Acquired Fund.

[SIGNATURE PAGES FOLLOWS]

IN WITNESS WHEREOF, UBS Series Funds, on behalf of the Acquired Fund, and the Surviving Fund have caused the Plan to be executed on its behalf by its duly authorized officers, all as of the date and year first-above written.

UBS SERIES FUNDS, on behalf of each Acquired Fund listed on Exhibit A

By:	/s/ Keith A. Weller
Name:	Keith A. Weller
Title:	Vice President and Secretary

By:	/s/ Eric Sanders
Name:	Eric Sanders
Title:	Vice President and Assistant Secretary

UBS SERIES FUNDS, on behalf of each Surviving Fund listed on Exhibit A

By:	/s/ Keith A. Weller
Name:	Keith A. Weller
Title:	Vice President and Secretary

By:	/s/ Eric Sanders
Name:	Eric Sanders
Title:	Vice President and Assistant Secretary

Exhibit A

Acquired Fund	Surviving Fund
UBS Select Government Investor Fund	UBS Select Government Institutional Fund
UBS Select Treasury Investor Fund	UBS Select Treasury Institutional Fund
UBS Select ESG Prime Investor Fund	UBS Select ESG Prime Institutional Fund
UBS Select Prime Investor Fund	UBS Select Prime Institutional Fund
UBS Prime Investor Fund	UBS Prime Reserves Fund
UBS Tax-Free Investor Fund	UBS Tax-Free Reserves Fund